As filed with the Securities and Exchange Commission, December 10, 2007

Registration No. _____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ORIGINOIL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	3999 (Primary Standard Industrial Classification Code Number)	26-0287664 (IRS Employer Identification No.)

2020 Century Park East, 14th Floor
Los Angeles, CA 93117
(404) 202-6944
(Address and telephone number of registrant’s principal offices)

T Riggs Eckelberry
Chief Executive Officer
ORIGINOIL, INC.
2020 Century Park East, 14th Floor
Los Angeles, CA 93117
(404) 202-6944
(Name, address and telephone number of agent for service)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, NY 10006
(212) 930-9700
(212) 930-9725 Fax

Approximate date of commencement of proposed sale to the public: As soon as practical after the Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class			Proposed maximum	Amount of
of securities to	Amount to be	Proposed offering	aggregate offering	registration
be registered	registered	price per share	price	fee

Common Stock (1)	32,001,455 shares	$0.10 per share	$3,200,145.50	$98.24

Total:	32,001,455 shares		$3,200,145.50	$98.24

(1) 32,001,455 shares of common stock offered by selling shareholders

The proposed offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities and the selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion dated December 10, 2007

ORIGINOIL, INC.
32,001,455 SHARES OF COMMON STOCK BY SELLING SHAREHOLDERS
$0.10 Per Share

This prospectus relates to 32,001,455 shares of common stock of OriginOil, Inc., a Nevada corporation. These shares have already been issued to the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended. We will not receive any of the proceeds from the sale of those shares being sold by the selling security holders. The selling security holders may sell their shares in sales in the open market or in privately negotiated transactions.

The resale of the shares or the sale of new shares is not being underwritten. The selling security holders may sell or distribute the shares, from time to time, depending on market conditions and other factors, through underwriters, dealers, brokers or other agents, or directly to one or more purchasers. The offering price may be the market price prevailing at the time of sale or a privately negotiated price. Pursuant to the registration rights granted by us to the selling security holders, we are obligated to register the shares held by the selling security holders. We are paying substantially all expenses incidental to registration of the shares.

There is no public trading market for our securities, and if a market develops for our securities, it will most likely be limited, sporadic and highly volatile. If no market develops, you will not be able to resell your shares publicly.

Your investment in our units involves a high degree of risk. See “Risk Factors” starting on page ___ for certain information you should consider before you purchase the shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________, 2007

TABLE OF CONTENTS

Prospectus Summary	5
Risk Factors	6
Special Note Regarding Forward-Looking Statements
Use of Proceeds	10
Market for Common Equity and Related Stockholder Matters	10
Determination of Offering Price	10
Dilution
Management's Discussion and Analysis of Financial Condition and Results of Operations	11
Description of Business	14
Description of Property	15
Legal Proceedings	15
Directors, Executive Officers, Promoters and Control Persons	16
Executive Compensation	17
Certain Relationships and Related Transactions	17
Security Ownership of Certain Beneficial Owners and Management	18
Description of Securities	18
Selling Security Holders	19
Plan of Distribution	26
Limitation of Liability and Indemnification of Officer and Directors; Insurance	27
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	27
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	28
Legal Matters	28
Experts	28
Additional Information	28
Financial Statements

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the “Risk Factors” section and our financial statements and the related notes appearing at the end of this, before deciding to invest in our common stock. As used throughout this prospectus, the terms “Origin,” “OriginOil”, the “Company,” “we,” “us,” and “our” refer to OriginOil, Inc.

ORIGINOIL, INC.

Our business focuses on developing a technology that it believes can transform algae into an alternative to petroleum. The Company’s patent-pending OriginOil System is an advanced bioreactor (growth vessel) system where microalgae can be rapidly grown and cracked to extract algae oil for fuel and chemical production. The OriginOil System can be configured to have many bioreactors for high volume round-the-clock oil production.

Our principal executive offices are located at 2029 Century Park East, 14th Floor, Los Angeles, California 90067. Our telephone number is (404) 202-6944. Our website address is www.originoil.com.   Our website and the information contained on our website are not incorporated into this prospectus or the registration statement of which it forms a part. Further, our references to the URLs for these websites are intended to be inactive textual references only.

Our Corporate History

OriginOil was incorporated in the State of Nevada on June 1, 2007.

We have only been engaged in our current and proposed business operations since June 2007, and to date, we have been primarily involved in research and development activities.

About this offering

This prospectus relates to a total of 32,001,455 shares of common stock of OriginOil, Inc., a Nevada corporation.

An aggregate of up to 32,001,455 shares of our common stock may be offered and sold pursuant to this Prospectus by the selling security holders. The selling security holders acquired these shares from us in a series of private placements conducted between June 2007 and October 2007.

On July 12, 2007, we closed on a private placement offering in which we sold an aggregate of 28,000,000 shares of our common stock to certain accredited purchasers for aggregate gross proceeds of $420,000.

Additionally, on November 19, 2007, we closed on a private placement offering in which we sold an aggregate of 14,180,050 shares of our common stock to certain accredited purchasers for aggregate gross proceeds of $1,418,005.

Number of shares outstanding after this offering

There are currently 143,430,050 shares of our common stock issued and outstanding. We have no other securities issued or outstanding.

Estimated use of proceeds

We will not receive any of the proceeds resulting from the sale of the shares held by the selling security holders.

RISK FACTORS

You should carefully consider the following risk factors in evaluating our business before you buy any of our common stock. Buying our common stock is speculative and involves many risks. You should not buy our common stock unless you can afford to lose the entire amount of your investment.

Risks related to OriginOil’s financial results:

WE ARE A RECENTLY FORMED DEVELOPMENT STAGE COMPANY THAT HAS NOT ACHIEVED PROFITABLE OPERATIONS. IF OUR BUSINESS PLAN FAILS, YOU MAY LOSE YOUR ENTIRE INVESTMENT.

Our independent auditors, HJ Associates & Consultants, LLP, certified public accountants, have expressed substantial doubt concerning our ability to continue as a going concern. From inception to September 30, 2007, our net losses have been $207,978. Since we have no record of profitable operations, there is high a possibility that you may suffer a complete loss of your investment.

OUR LIMITED OPERATING HISTORY DOES NOT AFFORD INVESTORS A SUFFICIENT HISTORY ON WHICH TO BASE AN INVESTMENT DECISION.

Our Company was formed in June 2007 and is currently developing a new technology that has not yet gained market acceptance. There can be no assurance that at this time we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

•	competition;

•	need for acceptance of products;

•	ability to continue to develop and extend brand identity;

•	ability to anticipate and adapt to a competitive market;

•	ability to effectively manage rapidly expanding operations;

•	amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and

•	dependence upon key personnel.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING AND WHICH MAY FORCE US TO CEASE OPERATIONS.

In their report dated November 30, 2007, our independent auditors stated that our financial statements for the period ended June 30, 2007 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies since our inception. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment.

ORIGINOIL IS AT AN EARLY STAGE OF DEVELOPMENT AND HAS A LIMITED OPERATING HISTORY

OriginOil was formed in 2007 operating as a private company formed under the laws of the state of Nevada. As such, it has a limited operating history upon which you can base an evaluation of its business and prospects. As a start-up company in the early stage of development, there are substantial risks, uncertainties, expenses and difficulties that OriginOil is subject to. You should consider an investment in OriginOil in light of these risks, uncertainties, expenses and difficulties. To address these risks and uncertainties, OriginOil must do the following:

•	Successfully execute its business strategy;

•	Respond to competitive developments; and

•	Attract, integrate, retain and motivate qualified personnel.

OriginOil may be unable to accomplish one or more of these objectives, which could cause its business to suffer. In addition, accomplishing one or more of these objectives might be very expensive, which could harm its financial results.

OUR REVENUES ARE DEPENDENT UPON ACCEPTANCE OF OUR PRODUCTS BY THE MARKET; THE FAILURE OF WHICH WOULD CAUSE US TO CURTAIL OR CEASE OPERATIONS.

We believe that virtually all of our revenues will come from the sale or license of our products. As a result, we will continue to incur substantial operating losses until such time as we are able to generate revenues from the sale or license of our products. There can be no assurance that businesses and customers will adopt our technology and products, or that businesses and prospective customers will agree to pay for or license our products. In the event that we are not able to significantly increase the number of customers that purchase or license our products, or if we are unable to charge the necessary prices or license fees, our financial condition and results of operations will be materially and adversely affected.

Risks related to OriginOil’s business:

ORIGINOIL WILL NEED TO INCREASE THE SIZE OF ITS ORGANIZATION, AND MAY EXPERIENCE DIFFICULTIES IN MANAGING GROWTH.

OriginOil is a small company with minimal employees as of September 30, 2007. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipates that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and our ability to compete effectively will depend, in part, on our ability to manage any future growth effectively.

WE ARE SUBJECT TO COMPLIANCE WITH SECURITIES LAW, WHICH EXPOSES US TO POTENTIAL LIABILITIES, INCLUDING POTENTIAL RESCISSION RIGHTS.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

THE AVAILABILITY OF A LARGE NUMBER OF AUTHORIZED BUT UNISSUED SHARES OF COMMON STOCK MAY, UPON THEIR ISSUANCE, LEAD TO DILUTION OF EXISTING STOCKHOLDERS.

We are authorized to issue 500,000,000 shares of common stock, $.0001 par value per share, of which, as of November 19, 2007, 143,430,050 shares of common stock were issued and outstanding. These shares may be issued by our Board of Directors without further stockholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the market price of our common stock.

WE MAY NEED ADDITIONAL CAPITAL THAT COULD DILUTE THE OWNERSHIP INTEREST OF INVESTORS.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our common stock and they may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional common stock by our management, may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

THE COMPANY MAY BE UNABLE TO MANAGE ITS GROWTH OR IMPLEMENT ITS EXPANSION STRATEGY.

The Company may not be able to develop its product and service offerings or implement the other features of its business strategy at the rate or to the extent presently planned. The Company’s projected growth will place a significant strain on the Company’s administrative, operational and financial resources. If the Company is unable to successfully manage its future growth, establish and continue to upgrade its operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company’s financial condition and results of operations could be materially and adversely affected.

WE MAY NOT BE ABLE TO SUCCESSFULLY DEVELOP AND COMMERCIALIZE OUR TECHNOLOGIES WHICH WOULD RESULT IN CONTINUED LOSSES AND MAY REQUIRE US TO CURTAIL OR CEASE OPERATIONS.

We are currently developing our technology and a commercial product. We have not generated any revenues and we are unable to project when we will achieve profitability, if at all. As is the case with any new technology, we expect the development process to continue. We cannot assure that our engineering resources will be able to develop the product fast enough to meet market requirements. We can also not assure that our product will gain market acceptance and that we will be able to successfully commercialize the technologies. The failure to successfully develop and commercialize the technologies would result in continued losses and may require us to curtail or cease operations.

OUR ABILITY TO PRODUCE AND DISTRIBUTE COMMERCIALLY VIABLE BIO-FUEL IS UNPROVEN, WHICH COULD HAVE A DETRIMENTAL EFFECT ON OUR ABILITY TO GENERATE OR SUSTAIN REVENUES.

The technologies we will use to transform algae into a new form of oil have never been utilized on a commercial basis. The OriginOil System, through our Quantum Fracturing technology, while intended to create a new bio-fuel feedstock for many products such as diesel, gasoline, jet fuel, plastics and solvents, is in fact a new bio-fuel that may never achieve technical or commercial viability. All of the tests conducted to date by us with respect to the technology have been performed in a limited scale environment and the same or similar results may not be obtainable at competitive costs on a large-scale commercial basis. We have never utilized technology under the conditions or in the volumes that will be required for us to be profitable and cannot predict all of the difficulties that may arise. The technology, when used, may require further research, development, regulatory approvals, environmental permits, design and testing prior to commercialization. Accordingly, our technology may not perform successfully on a commercial basis and may never generate any revenues or be profitable.

OUR BUSINESS DEPENDS ON PROPRIETARY TECHNOLOGY THAT WE MAY NOT BE ABLE TO PROTECT AND MAY INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

Our success will depend, in part, on our technology’s commercial viability and on the strength of our intellectual property rights. The technology is not patented and the only intellectual property rights that exist at present, if any, are trade secret rights. However, trade secrets are difficult to protect and others could independently develop substantially equivalent technology, otherwise gain access to trade secrets relating to the technology, Accordingly, we may not be able to protect the rights to our trade secrets. In addition, our agreements with our employees, consultants, advisors, customers and strategic partners restricting the disclosure and use of trade secrets, inventions and confidential information relating to the technology may not provide meaningful protection in the event of unauthorized use or disclosure.

We recently filed a U.S. patent application. It could take several years for the applications to be processed. However, patent protection may not be obtainable for the technology whether in the U.S. or internationally. Alternatively, any protection that is obtained may not be broad enough to be effective and of value, or it may not withstand challenges as to validity and enforceability.

Third parties may assert that the technology, or the products we or our customers or partners commercialize using the technology, infringes upon their proprietary rights. We have yet to complete an infringement analysis and, even if such an analysis were available at the current time, it is virtually impossible for us to be certain that no infringement exists, particularly in our case where our products have not yet been fully developed.

We may need to acquire additional licenses from third parties in order to avoid infringement. Any required license may not be available to us on acceptable terms, or at all.

We could incur substantial costs in defending ourselves in suits brought against us for alleged infringement of another party’s intellectual property rights as well as in enforcing our rights against others, and if we are found to infringe, the manufacture, sale and use of our or our customers’ or partners’ products could be enjoined. Any claims against us, with or without merit, would likely be time-consuming, requiring our management team to dedicate substantial time to addressing the issues presented. Furthermore, the parties bringing claims may have greater resources than we do.

TECHNOLOGICAL CHANGE MAY MAKE OUR PRODUCTS OBSOLETE OR DIFFICULT TO SELL AT A PROFIT.

To date, the market for alternative fuel technology systems and equipment has not, to our knowledge, been characterized by rapid changes in technology. However, there can be no assurance that new products or technologies, presently unknown to management, will not, at any time in the future and without warning, render our technology less competitive or even obsolete. Technology advances claimed by current competitors may ultimately prove to make our systems obsolete. Major companies, academic and research institutions, or others, for example, could develop new fuels or new devices which could be installed at the original equipment manufacturer level and which could potentially render our systems obsolete. Moreover, our technology could be susceptible to being analyzed and reconstructed by an existing or potential competitor. Although the Company may be the license holder of certain United States patents respecting its proprietary system, we may not have the financial resources to successfully defend such patent, were it to become necessary, by bringing patent infringement suits against parties that have substantially greater resources than those available to us.

In addition, competitors may develop technology and systems that can be sold and installed at a lower per unit cost. There can be no assurance that we will have the capital resources available to undertake the research which may be necessary to upgrade our equipment or develop new devices to meet the efficiencies of changing technologies. Our inability to adapt to technological change could have a materially adverse effect on our results of operations.

WE DO NOT MAINTAIN THEFT OR CASUALTY INSURANCE, LIABILITY OR PROPERTY INSURANCE COVERAGE AND THEREFORE WE COULD INCUR LOSSES AS A RESULT OF AN UNINSURED LOSS.

We do not maintain theft, casualty insurance, liability or property insurance coverage. We cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business. Any such uninsured or insured loss or liability could have a material adverse affect on our results of operations.

IF WE LOSE KEY EMPLOYEES AND CONSULTANTS OR ARE UNABLE TO ATTRACT OR RETAIN QUALIFIED PERSONNEL, OUR BUSINESS COULD SUFFER.

Our success is highly dependent on our ability to attract and retain qualified scientific, engineering and management personnel. We are highly dependent on our management, including T Riggs Eckelberry, who has been critical to the development of our technology and business. The loss of the services of Mr. Eckelberry could have a material adverse effect on our operations. We do not have an employment agreement with Mr. Eckelberry. Accordingly, there can be no assurance that he will remain associated with us. His efforts will be critical to us as we continue to develop our technology and as we attempt to transition from a development state company to a company with commercialized products and services. If we were to lose Mr. Eckelberry, or any other key employees or consultants, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies.

THE LOSS OF STRATEGIC RELATIONSHIPS USED IN THE DEVELOPMENT OF OUR PRODUCTS AND TECHNOLOGY COULD IMPEDE OUR ABILITY TO COMPLETE OUR PRODUCT AND RESULT IN A MATERIAL ADVERSE EFFECT CAUSING THE BUSINESS TO SUFFER.

We may rely on strategic relationships with technology development partners to provide technology. A loss of these relationships for any reason could cause us to experience difficulties in completing the development of our product and implementing our business strategy. There can be no assurance that we could establish other relationships of adequate expertise in a timely manner or at all.

Risks related to OriginOil’s common stock and its market value:

OUR STOCK WILL LIKELY BE SUBJECT TO THE PENNY STOCK RULES, WHICH IMPOSE SIGNIFICANT RESTRICTIONS ON BROKER-DEALERS AND MAY AFFECT THE RESALE OF OUR STOCK.

A penny stock is generally a stock that:

•	is not listed on a national securities exchange or NASDAQ,

•	is listed in the "pink sheets" or on the NASD OTC Bulletin Board,

•	has a price per share of less than $5.00 and

•	is issued by a company with net tangible assets less than $5 million.

The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including:

•	determination of the purchaser's investment suitability,

•	delivery of certain information and disclosures to the purchaser, and

•	receipt of a specific purchase agreement before effecting the purchase transaction.

Many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules. In the event our common stock becomes subject to the penny stock trading rules,

•	such rules may materially limit or restrict the ability to resell our common stock, and

•	the liquidity typically associated with other publicly traded equity securities may not exist.

Because of the significant restrictions on trading penny stocks, a public market may never emerge for our securities. If this happens, you may never be able to publicly sell your shares.

USE OF PROCEEDS

We will not receive any proceeds for those shares sold by selling shareholders.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Currently, there is no public market for our stock. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings.

111,428,595 shares of our common stock could potentially be sold pursuant to Rule 144 promulgated under the Securities Act of 1933.

Currently, Rule 144 provides, among other things, that persons holding restricted securities for a period of one year may each sell, assuming all of the conditions of Rule 144 are satisfied, in brokerage transactions every three months an amount of restricted securities equal to one percent of our outstanding shares of common stock, or the average weekly reported volume of trading during the four calendar weeks preceding the filing of a notice of proposed sale, whichever is greater. Rule 144 also provides that, after holding such securities for a period of two years, a non-affiliate of the company may sell those securities without restriction, other than the requirement that we are current with respect to our information reporting requirements.

The SEC announced on November 15, 2007 that, effective January 15, 2008, the holding period for the resale of restricted securities of reporting companies will be shortened from one year to six months. Additionally, the SEC substantially simplified Rule 144 compliance for non-affiliates by allowing non-affiliates of reporting companies to freely resell restricted securities after satisfying a six-month holding period (subject only to the Rule 144(c) public information requirement until the securities have been held for one year) and by allowing non-affiliates of non-reporting companies to freely resell restricted securities after satisfying a 12-month holding period.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act of 1933 for sale by security holders.

Holders of the Common Stock

As of the date of this registration statement, we have 143,430,050 shares of our $.0001 par value common stock issued and outstanding. There are approximately 212 shareholders of record that hold our common stock.

Dividends

We have never declared nor paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the operation and expansion of our business, and we do not anticipate declaring or paying any dividends on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

DETERMINATION OF OFFERING PRICE

We have proposed a selling price of $0.10 per share. The offering price has no relationship to any established criteria of value, such as book value or earnings per share. Consequently, we cannot determine what the actual value of our common stock will be either now or at the time of sale. The selling security holders may sell all or a portion of their shares in the over-the-counter market at prices prevailing at the time of sale, or related to the market price at the time of sale, or at other negotiated prices.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW

Our business focuses on developing a technology that it believes can transform algae into an alternative to petroleum. The Company’s patent-pending OriginOil System is an advanced bioreactor (growth vessel) system where microalgae can be rapidly grown and cracked to extract algae oil for fuel and chemical production. The OriginOil System can be configured to have many bioreactors for high volume round-the-clock oil production.

We intend to be a technology provider to the growing alternative energy and biofuel industry. Therefore, while we intend to sell complete algae oil production systems, we will also pursue co-ventures and licensing agreements with large-scale producers. As a technology company, we do not plan on becoming a marketer of end products such as biodiesel and other fuels.

We were incorporated in the State of Nevada on June 1, 2007. Our principal executive offices are located at 2029 Century Park East, 14th Floor, Los Angeles, California 90067. Our telephone number is (404) 202-6944. Our website address is www.originoil.com. Our fiscal year end is December 31.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to impairment of property, plant and equipment, intangible assets, deferred tax assets and fair value computation using the Black Scholes option pricing model. We base our estimates on historical experience and on various other assumptions, such as the trading value of our common stock and estimated future undiscounted cash flows, that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

Revenue Recognition

Revenue on product sales is recognized when persuasive evidence of an arrangement exists, such as when a purchase order or contract is received from the customer, the selling price is fixed, title to the goods has changed and there is a reasonable assurance of collection of the sales proceeds.  We obtain written purchase authorizations from our customers for a specified amount of product at a specified price and consider delivery to have occurred at the time of shipment.  Revenue is recognized at shipment and we record a reserve for estimated sales returns, which is reflected as a reduction of revenue at the time of revenue recognition. We defer revenue on products sold directly to the consumer with a fifteen day right of return. Revenue is recognized upon the expiration of the right of return.

Revenues from research and development activities relating to firm fixed-price contracts are generally recognized on the percentage-of-completion method of accounting as costs are incurred (cost-to-cost basis).  Revenues from research and development activities relating to cost-plus-fee contracts include costs incurred plus a portion of estimated fees or profits based on the relationship of costs incurred to total estimated costs.  Contract costs include all direct material and labor costs and an allocation of allowable indirect costs as defined by each contract, as periodically adjusted to reflect revised agreed upon rates. These rates are subject to audit by the other party.

Use of Estimates

In accordance with accounting principles generally accepted in the United States, management utilizes estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates and assumptions relate to recording net revenue, collectibility of accounts receivable, useful lives and impairment of tangible and intangible assets, accruals, income taxes, inventory realization, stock-based compensation expense and other factors. Management believes it has exercised reasonable judgment in deriving these estimates. Consequently, a change in conditions could affect these estimates.

Fair Value of Financial Instruments

The Company's cash, cash equivalents, investments, accounts receivable and accounts payable are stated at cost which approximates fair value due to the short-term nature of these instruments.

Recently Issued Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board issued two FASB Staff Positions - FSP FAS 109-1, Application of FASB Statement 109 "Accounting for Income Taxes" to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities.

In May 2005, the FASB issued FASB Statement No. 154, “Accounting Changes and Error Corrections.” This new standard replaces APB Opinion No. 20, “Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements,” and represents another step in the FASB’s goal to converge its standards with those issued by the IASB. Among other changes, Statement 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. Statement 154 also provides that (1) a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a “restatement.” The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005. The Company has evaluated the impact of the adoption of Statement 154 and does not believe the impact will be significant to the Company's overall results of operations or financial position

Liquidity and Capital Resources

As of September 30, 2007, we had $870,593 of working capital as compared to a working deficit of $(31,265) from inception (June 1, 2007) through June 30, 2007. This increase of $901,858 was due primarily to private placements of shares of common stock pursuant to Subscription Agreements which we entered into with accredited and/or institutional buyers.

Cash flow used in operating activities was $145,363 for the three months ended September 30, 2007, as compared to cash used of $46,199 from inception (June 1, 2007) through June 30, 2007. This increase of $99,164 was primarily attributable to an increase in professional fees and salaries.

Cash provided from financing activities during the three months ended September 30, 2007 was $985,750 as compared to $97,563 from inception (June 1, 2007) through June 30, 2007. From inception to September 30, 2007, we received a total of $1,083,313 from the sale of shares of common stock through private placements pursuant to Subscription Agreements which we entered into with accredited and/or institutional buyers.

Our financial statements for the period June 30, 2007 have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has issued their report dated November 30, 2007 that included an explanatory paragraph expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Our ability to continue as a going concern ultimately is dependent on our ability to generate a profit which is dependent upon our ability to obtain additional equity or debt financing, attain further operating efficiencies and, ultimately, to achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PLAN OF OPERATION AND FINANCING NEEDS

Our business focuses on developing a technology that it believes can transform algae into an alternative to petroleum. We plan to productize this technology and thereafter focus our efforts on establishing algae producer alliances and global market distribution by 2010.

Initially, we will build a series of test systems and carry out test scenarios to determine what configurations are most effective in improving the algae growth and extraction processes. We will document these as best practices for cost-effective production. We will also look for opportunities to develop additional intellectual property around these processes.

We have budgeted $300,000 and six months for this testing, documentation and further invention. This includes the test equipment. One additional full-time employee and a part-time contractor will be required to execute this phase.

Once this is done, we will negotiate co-ventures and partnerships with algae producers and refiners. We will seek these partnerships throughout the world. We have budgeted $400,000 for the negotiation and implementation of these ventures. Existing staff will carry out the negotiations and oversee the implementations. We expect these ventures to generate some limited revenue but the amount is not known.

After contingencies, we expect to complete the year’s operations with $300,000 remaining in cash. This will enable us to keep a reserve as we pursue additional financing for the second and subsequent years of operation.

Operating Expenses

Operating expenses for the three months ended September 30, 2007 and from inception (June1, 2007) through September 30, 2007 were $156,702 and $209,883 respectively, and consisted primarily of general and administrative expenses.

Net Loss

Our net loss for the three months ended September 30, 2007, and from inception (June 1, 2007) through September 30, 2007 were $154,800 and $207,978 respectively. Currently the Company is in its development stage and had no revenues.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

DESCRIPTION OF BUSINESS

Organizational History

The Company was incorporated in the State of Nevada on June 1, 2007.

We have only been engaged in our current and proposed business operations since June 2007, and to date, we have been primarily involved in research and development activities. Accordingly, we have no operating history, nor have we achieved any revenues to date.

Overview of Business

OriginOil, Inc. is developing a technology that it believes can transform algae into an alternative to petroleum. The Company’s patent-pending OriginOil System is an advanced bioreactor (growth vessel) system where microalgae can be rapidly grown and cracked to extract algae oil for fuel and chemical production. The OriginOil System can be configured to have many bioreactors for high volume round-the-clock oil production.

There are three primary challenges in cultivating algae for oil:

1. Algae growth is dependent on a calm fluid environment; it does not like agitation. One of the primary challenges is how to optimally introduce carbon dioxide (CO2) and nutrients needed by the growing algae culture without disrupting or over-aerating it.

2. Algae requires light as a source of energy to fuel its growth and oil production facilities. Algae cultivation systems need to cost-effectively and evenly distribute light within the algae culture.

3. Algae organisms are protected by a tough cell wall. That wall must be cracked - an energy-expensive process - to extract the oil. The challenge is to maximize oil yield by cracking as many of the algae cells as possible with the smallest amount of energy.

Within the OriginOil System is the Company’s patent pending technology, Quantum Fracturing™. The technology, based on the science of mass transfer and fluid fracturing, addresses these primary challenges. In Quantum Fracturing, water, carbon dioxide and other nutrients are ‘fractured’ (alternatively, ‘micronized’) to create a slurry of micron-sized bubbles, which is then injected into the algae culture growing in a lower-pressure bioreactor. This process achieves improved distribution of nutrients in the algae culture without excessive fluid disruption or aeration. Pressure differentials between the two zones substantially increase contact and exchange between the micronized nutrients and the algae culture. We believe that it is this increased contact interface that we can exploit to enable very high absorption of CO2 and nutrients in the growth phase and very efficient cracking of the cell membranes in the extraction phase.

The OriginOil System starts with the Quantum Fracturing Unit injecting a micronized nutrient mix into an incubated algae culture in each bioreactor. Inside the bioreactor, a proprietary rod and paddle mechanism continuously diffuses the algae/nutrient mix for best nutrient contact and access to light for all algae cells.

Inside the bioreactor is an intricate network of low energy light emitting diodes (LED) and other lighting technologies that are placed close to the algae culture and controlled through a light diffuser to ensure proper distribution. We believe this greatly enhances the energy and growth efficiency of our bioreactor.

Once it has reached the desired level of oil potential, the mature algae is harvested. In this process the system causes the algae cells to rotate and float to the top of the water line where they can be collected for extraction.

In extraction, the Quantum Fracturing Unit again goes to work, fracturing a solution of proprietary catalysts that is injected into the extraction tank. The fracturing effect is so intense that it can create an ultrasonic effect that literally “cracks” the algae cell wall open and releases the oil.

We believe that using Quantum Fracturing, the amount of energy used to crack the algae is many times less than other extraction technologies.

Next, the oil, water and remaining algae mass are separated. The water is recycled back into the system, the oil is packaged for refining and distribution, and the algae mass can be used for other environmentally-friendly applications like ethanol, animal feed, and construction materials.

Marketing Strategy

We plan to market our technology to help producers scale systems from the smallest single bioreactor unit to large refinery scale operations. As part of our marketing plan, we will target existing energy and fuel producers who desire a replacement for petroleum in their production of gasoline, diesel, jet fuel, heating oil and other products.

Our marketing communications strategy will include media and analyst communication, on-line promotions, weblogs, and selected trade show attendance. We will be using every opportunity to place our brand in general and industry specific publications, using press releases, white papers and authored articles and Internet publications.

Compliance with Environmental Laws and Regulations

Our operations are subject to local, state and federal laws and regulations governing environmental quality and pollution control. To date, our compliance with these regulations has had no material effect on our operations, capital, earnings, or competitive position, and the cost of such compliance has not been material. We are unable to assess or predict at this time what effect additional regulations or legislation could have on our activities.

Manufacturing and Distribution

The Company will use licensing and partnering strategies to enter the market. The Company intends to manufacture and distribute its technology through licensing agreements and partnering strategies with unidentified third parties.

Intellectual Property

We have filed a patent application with the U.S. Patent and Trademark Office to protect the intellectual property rights for “Algae Growth System for Oil Production”. The inventors listed on the patent application are Nicholas Eckelberry and T Riggs Eckelberry, the Company’s founders. The Company is listed as the assignee.

Competition

We have identified other companies producing algae for the purpose of creating feedstocks for fuel. Several of these companies have advertised technology which they claim will enable the efficient production of algal oil and other algae culture derivatives. There is no guarantee that our company’s technology will produce more efficiently or cost-effectively than these other technologies.

The market for the manufacture, marketing and the sale of alternative fuels is highly competitive. Such competition could drive up the cost of retaining qualified engineers, chemists and other key employees, as well as other operating expenses. Moreover, if production capacity in the industry increases faster than demand for alternative fuels, sales prices could be depressed. Increases in the alternative energies as well as falling oil prices may negatively affect demand and the competitive position of our technology.

Competition from other alternative fuels will likely increase if prices of energy on the commodities markets, including oil and bio-diesel, rise, as they have in recent years. Additionally, new companies are constantly entering the market, thus increasing the competition. This could also have a negative impact on us or our customers’ ability to obtain additional capital from investors. Larger foreign owned and domestic companies which have been engaged in the alternative energy business for substantially longer periods of time may have access to greater financial and other resources. These companies may have greater success in the recruitment and retention of qualified employees, as well as in conducting their own fuel manufacturing and marketing operations, which may give them a competitive advantage. In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests. If we or our customers are unable to compete effectively or adequately respond to competitive pressures, this may materially adversely affect our results of operation and financial condition.

Facilities

Our principal offices are located at 2029 Century Park East, 14th Floor, Los Angeles, California 90067.

Employees

As of the date of this Form SB-2, the Company has 2 full-time employees. The Company has not experienced any work stoppages and the Company considers relations with its employees to be good.

DESCRIPTION OF PROPERTY

Our principal offices are located at 2029 Century Park East, 14th Floor, Los Angeles, California 90067. We rent space on a month to month basis in a corporate office center and the rent is $211.25 monthly.

LEGAL PROCEEDINGS

From time to time we may be a defendant and plaintiff in various legal proceedings arising in the normal course of our business. We are currently not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, management is not aware of any known litigation or liabilities involving the operators of our properties that could affect our operations. Should any liabilities incurred in the future, they will be accrued based on management’s best estimate of the potential loss. As such, there is no adverse effect on our financial position, results of operations or cash flow at this time. Furthermore, Management of the Company does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of the beneficially or more than five percent of the common stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MANAGEMENT
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and executive officers will manage our business.

A list of our current officers and directors appears below. The directors are elected annually by the shareholders. They do not presently receive any fees or other remuneration for their services as directors, although they are reimbursed for expenses associated with attending meetings of the board of directors. The board of directors appoints our officers.

Name	Age	Position
T Riggs Eckelberry	55	Chief Executive Officer and Director
Nicholas Eckelberry	51	Director
Ivan Ivankovich	41	Director

Executive Biographies

T Riggs Eckelberry - Chief Executive Officer and President

T Riggs Eckelberry, co-inventor of the Company’s technology, brings his veteran technology management skills to the alternative energy sector. As President and COO of CyberDefender Corporation from 2005 to 2006, he was instrumental in building the company and its innovative product line, helping to achieve initial funding and a public company filing. From 2001 to mid-2005, he helped launch and turn around technology companies as founder and President of TechTransform, a technology consulting firm. In 2004, he was a key member of the team that turned around YellowPages.com, resulting in its sale for $100 million to SBC/BellSouth. In 2003, he helped make Panda Software a key player in the US market as the General Manager of its US unit. During the high tech boom of the 1990s, he was responsible for the global brand success of the software product, CleanSweep; as Chief Operating Officer of MicroHouse Technologies, he drove record sales and a modernization of the company’s technology, helping to achieve a successful sale of the company to Earthweb; and as VP Marketing of venture-backed TriVida, he was a key member of the team that commercialized the company’s technology and achieved the sale of this technology company to BeFree, Inc. (now part of ValueClick: VCLK).

Nicholas Eckelberry - Director

Nicholas Eckelberry, the Company’s Director of Development, is the lead inventor of the Company’s technology to transform algae into oil. He has been a technology inventor and entrepreneur for over 30 years. In 1978, he personally drove the adoption of a technology for in-ear sound monitoring. Most recently, from 2005 to 2006, he was the President of APS Inc., the research and development arm of Mag Power Ltd. From 2002 to 2005, he was a consultant to various alternative energy companies in the areas of business and capital formation. In 2003, he launched Nano-Cal, a product line based around a unique biological form of calcium. In 2001, he was granted a patent for the mixing of fluids at micron level levels for mixing applications.

Ivan Ivankovich - Director

Ivan Ivankovich has over 19 years of financial and operational expertise. He is currently a consulting Chief Financial Officer and advisor to several technology companies. From 2005 to 2006, he served as the managing director of VisionPoint Capital, a boutique investment bank, advising clients in the middle market. From 2003 to 2005, he served as the Chief Financial Officer of YellowPages.com, an on-line directory of national and local merchants. Prior to YellowPages.com, from 2001 to 2003, he served as Vice President of Portfolio Operations at Platinum Equity, a global acquisition firm where he managed and operated certain of its portfolio companies. Over the years, he also served as a senior financial executive for venture-backed companies such as, HealthAllies and TriVida Corporation, which was acquired by Befree Inc. (now part of ValueClick: VCLK). He started his career with Ernst & Young in their audit practice in Los Angeles. A Certified Public Accountant and a member of the California Society of CPAs, he earned his B.A. in Business Economics with an emphasis in accounting from the University of California, Santa Barbara.

Board of Directors:

The Directors of the Company are elected by the vote of a majority in interest of the holders of the voting stock of the Company and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

Directors receive compensation for their services and reimbursement for their expenses as shall be determined from time to time by resolution of the Board. The Company’s directors currently do not receive monetary compensation for their service on the Board of Directors.

Code of Ethics

We have not adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-B of the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation (including cash bonuses) paid or accrued by us to our Chief Executive Officer and our four most highly compensated officers other than the Chief Executive Officer from inception (June 1, 2007) to September 30, 2007:

Name and Principal Position	Year	Salary	Bonus	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All other Compensation	Total

T. Riggs Eckelberry Chief Executive Officer	2007	80,000	0	0	0	0	0	80,000

Director Compensation

None of the directors have received compensation for their respective services rendered to the Company.

Employment Agreements

The Company currently has no employment agreements with its executive officers.

Employee Benefit Plans

The Company has no employee benefit plans.
Stock Option Plan

The Company has no stock option plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company is currently not party to any related party transactions.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 19, 2007, by (i) each director, (ii) each executive officer, (iii) all directors and executive officers as a group, and (iv) each person who beneficially owns more than five percent of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC. The percentage ownership of each beneficial owner is based on 143,430,050 outstanding shares of common stock. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person’s name.

Name and Title of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage Ownership

T. Riggs Eckelberry	40,000,000	27.9%
Chief Executive Officer, and Director

Nicholas Eckelberry	15,000,000	10.5%
Director

Ivan Ivankovich	1,000,000	0.7%
Director

Directors and executive officers	56,000,000	39.0%
as a group (3 persons)

(1)
Unless otherwise indicated and subject to applicable community property laws, to our knowledge each stockholder named in the table possesses sole voting and investment power with respect to all shares of common stock, except for those owned jointly with that person’s spouse.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue 500,000,000 shares of Common Stock, par value $.0001 per share. As of the date of this Registration Statement, the Company had 143,430,050 shares of Common Stock outstanding.

The holders of the shares of Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Holders of shares of Common Stock do not have preemptive, subscription or conversion rights.

Holders of shares of Common Stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of shareholders. The holders of shares of Common Stock do not have cumulative voting rights, which mean that the holders of more than 50% of the Company’s outstanding voting securities can elect all of the directors of the Company.

The payment by the Company of dividends, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company’s earnings, capital requirements and financial condition, as well as other relevant factors. The Company has not paid any dividends since its inception and does not intend to pay any cash dividends in the foreseeable future, but intends to retain all earnings, if any, for use in its business.

Transfer Agent

The Company’s transfer agent is ComputerShare Trust Company, 350 Indiana Street, Suite 800, Golden Colorado 80401.

SELLING SECURITY HOLDERS

We are registering 32,001,455 shares in this offering. We will not receive any of the proceeds from the sale of those shares being sold by the selling security holders. All of these shares have already been issued to the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. The selling security holders may sell their shares in sales in the open market or in privately negotiated transactions.

All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by selling stockholders will be borne by selling stockholders.

The following table sets forth the number of shares that the selling security holders may offer for sale from time to time. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After the Offering(1)
Name	Number	Percent	Total Shares Registered	Number	Percent
Abdellah El Hajoui	15,000	*	15,000	0	0
Adam E. Marquis	15,500	*	15,500	0	0
Alcaro Family LP	16,000	*	16,000	0	0
Alexander Claus Wahnsiedler	15,000	*	15,000	0	0
Alexei Gavriline	15,000	*	15,000	0	0
Amy A. Pietrofesa	15,000	*	15,000	0	0
Andrew Berk	18,500	*	18,500	0	0
Andries J.H. Van Schalkwyk	15,500	*	15,500	0	0
Andromeda Trumbull	15,000	*	15,000	0	0
Angelo Soriano and Angelica Soriano	15,000	*	15,000	0	0
Ann Thaw	15,000	*	15,000	0	0
Arden S. Law	16,500	*	16,500	0	0
Arthur Altounian and Kelli Altounian	22,350	*	22,350	0	0
B&B Family Trust (2)	23,500	*	23,500	0	0
Blair Capital, Inc. (3)	3,500,000	2.44%	3,500,000	0	0
Blaise Holdings, LLC (4)	23,500	*	23,500	0	0
Blumhouse Productions, Inc. (5)	23,500	*	23,500	0	0
Bradford Creger or Sheri Creger, Trustees of B&S Creger Living Trust DTD 10/30/04 (6)	33,500	*	33,500	0	0

Bradley A. Waller & Charlotte Waller	18,000	*	18,000	0	0
Brian Altounian	25,750	*	25,750	0	0
Byron Knight	23,500	*	23,500	0	0
Chad Fitzgerald & Jennifer Fitzgerald	15,000	*	15,000	0	0
Charles Jeannel	23,500	*	23,500	0	0
Cheryl D. Hilliard Separate Property Trust, September 13, 2005 (7)	63,500	*	63,500	0	0
Cheryl Kennard	15,500	*	15,500	0	0
Chris Jennings and Sheri Jennings	16,000	*	16,000	0	0
Chris Miller	15,000	*	15,000	0	0
Christopher Marquis	49,500	*	49,500	0	0
Chuck M. Liu	15,000	*	15,000	0	0
Colin Friend	18,500	*	18,500	0	0
Colin Miyajima	15,000	*	15,000	0	0
Dane H. Madsen L.P.	16,000	*	16,000	0	0
Daniel Pitlik	15,000	*	15,000	0	0
Daniel S. Spear	113,500	*	113,500	0	0
Darius Madjzoub and Mahnaz Madjzoub	15,000	*	15,000	0	0
David D. Lee	25,900	*	25,900	0	0
David Diekmann	16,600	*	16,600	0	0
David H. Naves	15,000	*	15,000	0	0
David Ohman and Desiree Ohman	18,500	*	18,500	0	0
David Pitlik	15,000	*	15,000	0	0
Denise Cheng	16,200	*	16,200	0	0
Dennis H. Peterson	15,000	*	15,000	0	0
Derek Johansen & Susan McConnell	18,500	*	18,500	0	0
Diane L. Griffith	16,500	*	16,500	0	0
Dongqi Tan	15,000	*	15,000	0	0
Donna J. Altounian, Inc. Profit Sharing Plan (8)	17,500	*	17,500	0	0
Dorothy Sarkozy	15,000	*	15,000	0	0
Douglas C. O'Rear	113,500	*	113,500	0	0
Drew Bolton	15,000	*	15,000	0	0
E.S. Lippert	15,000	*	15,000	0	0
Edan and Melinda Portaro	16,000	*	16,000	0	0
Edward Bouryng & Esther Bouryng	33,500	*	33,500	0	0
EGATNIV, LLC (9)	38,500	*	38,500	0	0
Elizabeth Swolgaard	15,000	*	15,000	0	0
Emmanuel C. Vasilomanolakis	16,000	*	16,000	0	0
Entrust Administration FBO Homero Garcia IRA # 33142 (10)	16,000	*	16,000	0	0
Epic Innovations (11)	15,000	*	15,000	0	0

Eric D. Spratt	17,500	*	17,500	0	0
Erik C. Brandin	15,000	*	15,000	0	0
Evan Rubin	17,500	*	17,500	0	0
Ezra Freedman	15,000	*	15,000	0	0
Four T's (12)	21,000	*	21,000	0	0
Franklin Frazer and Amy Frazer	15,000	*	15,000	0	0
Franklyn E. De Foe	15,000	*	15,000	0	0
Gary Saxer	15,000	*	15,000	0	0
Gary Wien	21,000	*	21,000	0	0
Genevieve Del Lusher	23,500	*	23,500	0	0
Gerardo Broussi	16,000	*	16,000	0	0
Grant Parisi	15,000	*	15,000	0	0
Greg Diekmann	15,000	*	15,000	0	0
Haggis Family Trust (13)	15,000	*	15,000	0	0
Hal Grussmeyer & Teri Grussmeyer	15,000	*	15,000	0	0
Hilton T. Brown	16,500	*	16,500	0	0
Howard H. Thaw	15,000	*	15,000	0	0
Howard K. Brodwin	15,000	*	15,000	0	0
Hye Sook Jo	18,500	*	18,500	0	0
Hyman Kanner	19,500	*	19,500	0	0
Invest West Financial Corp. (14)	113,500	*	113,500	0	0
J.D. Kensington, LLC (15)	15,000	*	15,000	0	0
Jack Waltrip and Gigi Spratley	16,500	*	16,500	0	0
James Standaert	15,000	*	15,000	0	0
Janie Jordan & John Jordan	15,500	*	15,500	0	0
Jason C. Spratt & Jennifer L. Tellefsen	20,500	*	20,500	0	0
Jason M. Gustafson	23,300	*	23,300	0	0
Jason Sabolic	15,000	*	15,000	0	0
Jean-Louis Kindler	23,500	*	23,500	0	0
Jeff Morreale	18,500	*	18,500	0	0
Jennifer Cheng	15,000	*	15,000	0	0
Jerry Darakjian	18,500	*	18,500	0	0
Jessica Gordon	15,000	*	15,000	0	0
Joel S. Picker	16,500	*	16,500	0	0
John A. Sanderson	15,000	*	15,000	0	0
John C. Beifuss	3,613,500	2.52%	3,613,500	0	0
John C. Diekmann & Betty J. Diekmann TRS of The Diekman Trust Agreement Dated November 29, 1991 (16)	15,000	*	15,000	0	0
John Hayward	15,000	*	15,000	0	0
John Hui	28,500	*	28,500	0	0

John Lund	28,500	*	28,500	0	0
Jon E. von Gunten	15,000	*	15,000	0	0
Joseph Ball and Pam Ball	18,500	*	18,500	0	0
Joshua Smith and Emily Smith	18,500	*	18,500	0	0
Julie Rogers	17,500	*	17,500	0	0
Justin Gordon	15,000	*	15,000	0	0
Justin J. Parisi	15,000	*	15,000	0	0
Justin Krauss	15,000	*	15,000	0	0
Kari Negri	15,000	*	15,000	0	0
Karl Adler	15,500	*	15,500	0	0
Kathleen M. Spear	15,000	*	15,000	0	0
Kathryn Bailey	15,000	*	15,000	0	0
Katrina Muniz	15,000	*	15,000	0	0
Kenneth M. Nepove	143,500	*	143,500	0	0
Kenneth Schneider	15,900	*	15,900	0	0
Kerry Ward	23,500	*	23,500	0	0
Kevin Burke & Kim Burke	15,500	*	15,500	0	0
Kevin J. Miller	18,500	*	18,500	0	0
Kimberlee Beifuss	15,000	*	15,000	0	0
Kohanya Ranch	15,000	*	15,000	0	0
Larry A. Woodard	15,000	*	15,000	0	0
Larry Velez and Lorrie Velez	15,000	*	15,000	0	0
Lawrence de Almeida	15,000	*	15,000	0	0
Lewis D. Roth and Karen L. Graham	15,000	*	15,000	0	0
Linda D. Lombardo	15,000	*	15,000	0	0
Lisa CS Wong, Revocable Trust (17)	23,500	*	23,500	0	0
Lloyd Sax	15,000	*	15,000	0	0
Louis E. Law	30,000	*	30,000	0	0
Marc Eckelberry	15,800	*	15,800	0	0
Marcus Dantus	16,000	*	16,000	0	0
Margaret Shannon Lietz	15,000	*	15,000	0	0
Maria A. Bruzzese	15,000	*	15,000	0	0
Mark J. Richardson	38,500	*	38,500	0	0
Martin Gordon & Marie Gordon	15,000	*	15,000	0	0
Martin Leufray III	16,500	*	16,500	0	0
Martin Roy Mervel	15,000	*	15,000	0	0
Matthew Kou	15,000	*	15,000	0	0
Michael B. Roberts & Nancy E. Simmons	15,000	*	15,000	0	0
Michael Berlin	15,500	*	15,500	0	0
Michael Brown and Linda Engelsiepen JTWROS	16,500	*	16,500	0	0

Michael Evans Jr	15,000	*	15,000	0	0
Michael J. McKinney and Lee L. McKinney	28,500	*	28,500	0	0
Michael Pitlik	15,000	*	15,000	0	0
Mike Muncy	23,500	*	23,500	0	0
Mikel Delzangles	15,000	*	15,000	0	0
M-Venture, Inc.	10,500	*	10,500	0	0
Nelson Custom Travel, Inc. (18)	23,500	*	23,500	0	0
Patrick D. Morgan - Revocable Inter Vivos Trust (19)	15,000	*	15,000	0	0
Paul G.W. Fetscher	38,500	*	38,500	0	0
Paula Joukhadar	15,000	*	15,000	0	0
Peggy Lickert	15,000	*	15,000	0	0
Peter Wolfgang Schlicht	15,000	*	15,000	0	0
Peterson Family Trust (20)	15,000	*	15,000	0	0
Phillip C. Colson	16,500	*	16,500	0	0
Pierre Tauzinat	23,500	*	23,500	0	0
Portofino Capital Inc. (21)	38,555	*	38,555	0	0
Ralph Ribaya	15,000	*	15,000	0	0
Ramin Ramhormozi and Jennifer E. Romeyn	18,500	*	18,500	0	0
Ray Lawson	23,500	*	23,500	0	0
Reed A. Hatkoff	18,500	*	18,500	0	0
Reid Harrison	31,500	*	31,500	0	0
Renee Duke	15,400	*	15,400	0	0
Reza Nabavian	16,500	*	16,500	0	0
Ricardo DeVengoechea	15,000	*	15,000	0	0
Robert Christopher De Sales	15,000	*	15,000	0	0
Robert D. King and Pamela M. King	16,500	*	16,500	0	0
Robert DeFoe and Beth DeFoe	15,000	*	15,000	0	0
Robin Cheng and Miranda Cheng	15,000	*	15,000	0	0
Royce Shimanmoto	18,500	*	18,500	0	0
Russell D. Wong, Revocable Trust (22)	43,500	*	43,500	0	0
Scott D. Picker	15,900	*	15,900	0	0
Scott Gordon	4,000	*	4,000	0	0
Scott Piwonka-Totten	15,000	*	15,000	0	0
Sean P. McElroy	15,000	*	15,000	0	0
Shane Barr	23,500	*	23,500	0	0
Simon Bowler	15,000	*	15,000	0	0
Simon C. Crane	15,000	*	15,000	0	0
Simone Rayden	23,500	*	23,500	0	0
Stanley B. Levy	15,000	*	15,000	0	0
Stephanie Schestag	15,000	*	15,000	0	0

Steven C. Bartling and Yvonne C. Bartling	23,500	*	23,500	0	0
Steven Marc Ferry	16,500	*	16,500	0	0
Susan Ashbrook	18,500	*	18,500	0	0
Tener Riggs Eckelberry	15,000	*	15,000	0	0
The Mostafa-Karimbeik-Hamedani Family Trust (23)	15,000	*	15,000	0	0
The Prodigious Proclivities Inc. Retirement Trust DTD 01/01/2003 (24)	15,000	*	15,000	0	0
Thomas O. Lind	15,500	*	15,500	0	0
Thunder Innovations, LLC (25)	7,000,000	4.88%	7,000,000	0	0
Toni R. Cina	15,000	*	15,000	0	0
Tram Richards	15,000	*	15,000	0	0
Trisha Speer	15,000	*	15,000	0	0
Virginia Parisi	15,000	*	15,000	0	0
Virginia Parisi as custodian for the benefit of Trevor Bolton	15,000	*	15,000	0	0
Viviane Amyoony	15,300	*	15,300	0	0
W. Alan Wallace	15,000	*	15,000	0	0
William C. Miller and Lisa A. Miller	15,000	*	15,000	0	0
William E. Beifuss, Jr. and Alice Beifuss	7,006,000	4.88%	7,006,000	0	0
William F. Povondra Jr.	16,500	*	16,500	0	0
William J. Goode	15,500	*	15,500	0	0
Wings Fund, Inc. (26)	7,000,000	4.88%	7,000,000	0	0
Total	32,001,455		32,001,455

* Less than 1%

(1)	Assumes that all securities will be sold.

(2)
In accordance with Rule 13d-2 under the Securities Exchange Act of 1934, Robert S. Leff and Buckita Leff, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(3)
In accordance with Rule 13d-2 under the Securities Exchange Act of 1934, Neil C.Sullivan may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(4)
In accordance with Rule 13d-2 under the Securities Exchange Act of 1934, Daniel R. Blaise may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(5)
In accordance with Rule 13d-2 under the Securities Exchange Act of 1934, Jason Blum may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(6)
In accordance with Rule 13d-2 under the Securities Exchange Act of 1934, Bradford Creger and Sheri Creger, as trustees, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(7)
In accordance with Rule 13d-2 under the Securities Exchange Act of 1934, Cheryl D. Hilliard, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(8)
In accordance with Rule 13d-2 under the Securities Exchange Act of 1934, Donna J. Altounian may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(9)
In accordance with Rule 13d-2 under the Securities Exchange Act of 1934, Seth Farbman may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(10)
In accordance with Rule 13d-2 under the Securities Exchange Act of 1934, Homero Garcia may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(11)
In accordance with Rule 13d-2 under the Securities Exchange Act of 1934, Scott Gordan may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(12)
In accordance with Rule 13d-2 under the Securities Exchange Act of 1934, Bruce Tashjian, Edward Tashjian Jr., Greg Tashjian and Bryan Tashjian may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(13)
In accordance with Rule 13d-2 under the Securities Exchange Act of 1934, Paul E. Haggis & Deborah Haggis, as trustees, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(14)
In accordance with Rule 13d-2 under the Securities Exchange Act of 1934, Matthew Marquis may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(15)
In accordance with Rule 13d-2 under the Securities Exchange Act of 1934, Jonathan Alcaro may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(16)
In accordance with Rule 13d-2 under the Securities Exchange Act of 1934, John C. Diekmann & Betty J. Diekmann, as trustees, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(17)
In accordance with Rule 13d-2 under the Securities Exchange Act of 1934, Lisa CS Wong, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(18)
In accordance with Rule 13d-2 under the Securities Exchange Act of 1934, David Rappel may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(19)
In accordance with Rule 13d-2 under the Securities Exchange Act of 1934, Patrick D. Morgan, as trustee may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(20)
In accordance with Rule 13d-2 under the Securities Exchange Act of 1934, Dennis Peterson and Maria Bruzzese, as trustees, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(21)
In accordance with Rule 13d-2 under the Securities Exchange Act of 1934, Neil C. Sullivan may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(22)
In accordance with Rule 13d-2 under the Securities Exchange Act of 1934, Russell D. Wong, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(23)
In accordance with Rule 13d-2 under the Securities Exchange Act of 1934, Mostafa Karimbeik-Hamedani, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(24)
In accordance with Rule 13d-2 under the Securities Exchange Act of 1934, Michael Siteman, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(25)
In accordance with Rule 13d-2 under the Securities Exchange Act of 1934, Elaine Lei may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(26)
In accordance with Rule 13d-2 under the Securities Exchange Act of 1934, Karen M. Graham may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

PLAN OF DISTRIBUTION

This prospectus relates to a total of 32,001,455 shares of common stock of OriginOil, Inc., a Nevada corporation.

An aggregate of up to 32,001,455 shares of our common stock may be offered and sold pursuant to this Prospectus by the selling security holders. The selling security holders acquired these shares from us in a series of private placements conducted between June and Novmeber of 2007. We will not receive any of the proceeds resulting from the sale of the shares held by the selling security holders.

We have proposed a fixed selling price of $0.10 per share. Non-affiliated selling shareholders must sell at this price until a public market is established for our shares or until the prevailing market dictates otherwise. At such time, the selling security holders may sell our common stock in the over-the-counter market; on any securities exchange on which our common stock is or becomes listed or traded; in negotiated transactions; or otherwise. The selling security holders may sell our common stock at market prices prevailing at the time of sale, or at prices related to the market price, or at other negotiated prices. The shares will not be sold in an underwritten public offering.

The 32,001,455 shares may be sold directly or through brokers or dealers. Each of the selling security holders and any broker-dealers participating in their sales of our stock may be deemed underwriters within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to participating broker-dealers may be deemed underwriting commissions or discounts. Underwriters must comply with time and volume restrictions on sales of stock under Rule 144 of the Securities Act of 1933. Rule 144 restricts sales by underwriters, brokers, dealers and affiliates of the registrant. Subject to Rule 144, any selling security holders who are deemed underwriters would be prevented from selling their shares for a period of one year after the shares were paid for and would not be able to sell more that 10% of the total outstanding shares during any ninety day period. These regulations could impact the ability of the shareholders to sell their shares.

Penny Stock Regulation

Our common stock is subject to Securities and Exchange Commission rules regulating broker-dealer transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, before a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•	a description of the broker's or dealer's duties to the customer and of the customer’s rights and remedies with respect to violation of such duties;

•	a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

•	a toll-free telephone number for inquiries on disciplinary actions;

•	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

•	such other information in such form—including language, type, size and format—as the Securities and Exchange Commission shall require by rule or regulation.

 Before effecting any transaction in a penny stock, the broker-dealer must also provide the customer the following:

•	the bid and ask quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that before a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Limitation of Liability and Indemnification of Officers and Directors; Insurance

Our Articles of Incorporation limit the liability of directors to the maximum extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	any breach of their duty of loyalty to the corporation or its shareholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our Bylaws provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as an indemnification for liabilities arising under the Securities Act, may be permitted for directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission each indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our articles of incorporation provide that no director or officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our bylaws provide that we shall indemnify any and all of our present or former directors and officers, or any person who may have served at our request as director or officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such officer or director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

To the extent that indemnification may be available to our directors and officers for liabilities arising under the Securities Act of 1933, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and therefore unenforceable. If a claim for indemnification against such liabilities—other than our paying expenses incurred by one of our directors or officers in the successful defense of any action, suit or proceeding—is asserted by one of our directors or officers in connection with the securities being registered in this offering, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Act, and we will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for OriginOil, Inc. by Sichenzia Ross Friedman Ference LLP, 61 Broadway New York, New York 10006.

EXPERTS

The financial statements as of for OriginOil, Inc. included in this prospectus and elsewhere in the registration statement have been audited by HJ Associates & Consultants, LLP, an independent registered public accounting firm, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.
ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the Securities and Exchange Commission. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the Securities and Exchange Commission, can be inspected and copied at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site at http://www.sec.gov, which contains the Form SB-2 and other reports, proxy and information statements and information regarding issuers that file electronically with the Securities and Exchange Commission.

ORIGINOIL, INC.
(A Development Stage Company)
FINANCIAL STATEMENTS
September 30, 2007

ORIGINOIL, INC.
(A Development Stage Company)
BALANCE SHEET
SEPTEMBER 30, 2007
(UNAUDITED)

ASSETS

CURRENT ASSETS
Cash & cash equivalents	$891,751
Advances to employees	500

Total Current Assets	892,251

OTHER ASSETS
Trademark	4,467
Security deposit	650

Total Other Assets	5,117

TOTAL ASSETS	$897,368

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Accrued expenses	$8,364
Credit card payable	526
Payroll taxes payable	12,768

TOTAL LIABILITIES	21,658

SHAREHOLDERS' DEFICIT
Preferred stock, $.0001 par value;
50,000 authorized preferred shares
Common stock, $.0001 par value;
500,000,000 authorized common shares
129,250,000 shares issued and outstanding	12,925
Additional Paid in Capital	432,763
Common stock payable	638,000
Deficit accumulated during the development stage	(207,978)

TOTAL SHAREHOLDERS' DEFICIT	875,710

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$897,368

The accompanying notes are an integral part of these financial statements

ORIGINOIL, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(UNAUDITED)

		From Inception
		June 1,
	Three Months Ended	2007 through
	September 30, 2007	September 30, 2007

REVENUE	$-	$-

TOTAL COST & ADMINISTRATIVE EXPENSES	156,702	209,883

LOSS FROM OPERATIONS BEFORE OTHER INCOME	(156,702)	(209,883)

OTHER INCOME
Interest income	2,277	2,280
Interest expense	(375)	(375)

TOTAL OTHER INCOME	1,902	1,905

NET LOSS	$(154,800)	$(207,978)

BASIC AND DILUTED LOSS PER SHARE	$(0.02)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
BASIC AND DILUTED	6,866,848

The accompanying notes are an integral part of these financial statements

ORIGINOIL, INC.
(A Development Stage Company)
STATEMENT OF SHAREHOLDERS' EQUITY

					Deficit
					Accumulated
			Additional	Common	during the
	Common stock		Paid-in	Stock	Development
	Shares	Amount	Capital	Payable	Stage	Total
Balance at June 30, 2007	-	$-	$-	$22,563	$-	$22,563

Issuance of founders shares in September 2007 for cash (90,250,000 common shares issued at $0.0025 per share ) (unaudited)	90,250,000	9,025	13,538	(22,563)	-	-

Issuance of common shares in September 2007 for cash (11,000,000 common shares issued at $0.00025 per share ) (unaudited)	11,000,000	1,100	1,650	-	-	2,750

Issuance of common shares in September 2007 for cash (28,000,000 common shares issued at $0.015 per share ) (unaudited)	28,000,000	2,800	417,200	-	-	420,000

Shares to be issued (unaudited)	-	-	-	638,000	-	638,000

Contributed capital by investor (unaudited)	-	-	375	-	-	375

Net Loss for the period ended September 30, 2007 (unaudited)					(207,978)	(207,978)

Balance at September 30, 2007 (unaudited)	129,250,000	$12,925	$432,763	$638,000	$(207,978)	$875,710

The accompanying notes are an integral part of these financial statements

ORIGINOIL, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(UNAUDITED)

		From Inception
		June 1,
	Three Months Ended	2007 through
	September 30, 2007	September 30, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(154,800)	$(207,978)
Adjustment to reconcile net loss to net cash
used in operating activities
Contributed capital by investor	375	375
(Increase) Decrease in:
Prepaid expenses	15,000	-
Advances to officers	2,250	(500)
Other assets	(4,467)	(5,117)
Increase (Decrease) in:
Accounts payable	(11,612)	-
Accrued expenses	8,364	8,364
Credit card payable	248	526
Payroll taxes payable	(721)	12,768

NET CASH USED IN OPERATING ACTIVITIES	(145,363)	(191,562)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable	-	75,000
Payment of loan payable	(75,000)	(75,000)
Proceeds from investors to purchase common stock	615,437	638,000
Proceeds for issuance of common stock	445,313	445,313

NET CASH PROVIDED BY FINANCING ACTIVITIES	985,750	1,083,313

NET INCREASE IN CASH	840,387	891,751

CASH, BEGINNING OF PERIOD	51,364	-

CASH, END OF PERIOD	$891,751	$891,751

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$-	$-
Taxes paid	$-	$-

SUPPLEMENTAL SCHEDULE OF NON-CASH TRANSACTIONS
Contributed capital by investor	$375

The accompanying notes are an integral part of these financial statements

ORIGINOIL, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS-UNAUDITED
SEPTEMBER 30, 2007
1. ORGANIZATION AND LINE OF BUSINESS

Organization

OriginOil, Inc. (the "Company") was incorporated in the state of Nevada on June 1, 2007. The Company, based in Los Angeles, California, began operations on June 1, 2007 to develop and market a renewable oil technology .

The accompanying interim unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the period ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007. For further information, refer to the audited financial statements for the period ended June 30, 2007 and the notes thereto included in the Company’s Report.

Line of Business

The Company is currently in the stage of developing a technology that will transform algae, the most promising source of renewable oil, into a competitor to petroleum.  The technology was invented by the two founders, Nicholas Eckelberry and T Riggs Eckelberry. By the terms of their Employee Confidentiality and Inventions Agreements, their inventions are the company’s property. The technology will produce "new oil" from algae, through a cost-effective, high-speed manufacturing process. This supply of new oil can be used for many products such as diesel, gasoline, jet fuel, plastics and solvents without the global warming effects of petroleum.

Going Concern

The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company does not generate significant revenue, and has negative cash flows from operations, which raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusion. The Company has obtained funds from its shareholders since its’ inception through the period ended September 30, 2007. Management believes this funding will continue, and has also obtained funding from new investors in the amount of $1,083,313. Management believes the existing shareholders and the prospective new investors will provide the additional cash needed to meet the Company’s obligations as they become due, and will allow the development of its core of business.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of OriginOil, Inc. is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

ORIGINOIL, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS-UNAUDITED
SEPTEMBER 30, 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Development Stage Activities and Operations

The Company has been in its initial stages of formation and for the period ended September 30, 2007, had no revenues. FASB #7 defines a development stage activity as one in which all efforts are devoted substantially to establishing a new business and even if planned principal operations have commenced, revenues are insignificant.

Revenue Recognition

The Company will recognize revenue when services are performed, and at the time of shipment of products, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured. To date, the Company has had no revenues and is in the development stage.

Cash and Cash Equivalent

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Loss per Share Calculations

The Company adopted Statement of Financial Standards (“SFAS”) No. 128 for the calculation of “Loss per Share”. SFAS No. 128 dictates the calculation of basic earnings per share and diluted earnings per share. Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company’s diluted loss per share is the same as the basic loss per share for the period ended September 30, 2007 as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss.

3.	CAPITAL STOCK

During the period ended September 30, 2007, the Company issued 90,250,000 founders shares of common stock at a price of $0.00025 for cash of $22,563; 11,000,000 shares of common stock issued through a private placement at the price of $0.00025 for cash of $2,750; 28,000,000 shares of common stock were issued through a private placement at a price of $0.015 for cash of $420,000; the private placement was made pursuant to Rule 506 of Regulation D promulgated under section 4(2) of the Securities Act of 1933, as amended; the Company received $638,000 for the purchase of 6,380,000 shares of common stock at a price of $0.10 per share.

4.	RELATED PARTY

During the period ended September 30, 2007, the Company repaid the investor loan in the amount of $75,000. The interest of $375 was forgiven was by the related party.

7.	SUBSEQUENT EVENTS

During November 2007, the Company issued 14,180,050 shares of common stock for $0.10 per share in the amount of $1,418,005, pursuant to a private placement made pursuant to Rule 506 of Regulation D promulgated under section 4(2) of the Securities Act of 1933, as amended.

ORIGINOIL, INC.
(A Development Stage Company)
FINANCIAL STATEMENTS
June 30, 2007

Report of Independent Registered Public Accounting Firm

To the Board of Directors
OriginOil, Inc.
(A Development Stage Company)
Los Angeles, California

We have audited the balance sheet of OriginOil, Inc. (a development stage company) as of June 30, 2007, and the related statements of operations, stockholders’ equity, and cash flows for the period from inception on June 1, 2007 through June 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OriginOil, Inc. (a development stage company) as of June 30, 2007, and the results of its operations and its cash flows for the period from inception on June 1, 2007 through June 30, 2007, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenue, and has negative cash flows from operations, which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HJ Associates & Consultants, LLP
Salt Lake City, UT
November 30, 2007

ORIGINOIL, INC.
(A Development Stage Company)
BALANCE SHEET
JUNE 30, 2007

ASSETS

CURRENT ASSETS
Cash & cash equivalents	$51,364
Prepaid expenses	15,000
Advances to officers	2,750

Total Current Assets	69,114

TOTAL OTHER ASSETS
Security deposit	650

TOTAL ASSETS	$69,764

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$11,612
Credit card payable	278
Payroll taxes payable	13,489
Loan payable, related party	75,000

TOTAL LIABILITIES	100,379

SHAREHOLDERS' DEFICIT
Preferred stock, $.0001 par value;
50,000 authorized preferred shares
Common stock, $.0001 par value;
500,000,000 authorized common shares
Common stock subscription payable	22,563
Deficit accumulated during the development stage	(53,178)

TOTAL SHAREHOLDERS' DEFICIT	(30,615)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$69,764

The accompanying notes are an integral part of these financial statements

ORIGINOIL, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

		From Inception
		June 1, 2007
	Period Ended	through
	June 30, 2007	June 30, 2007

REVENUE	$-	$-

TOTAL COST & ADMINISTRATIVE EXPENSES	53,181	53,181

LOSS FROM OPERATIONS BEFORE OTHER INCOME	(53,181)	(53,181)

OTHER INCOME
Interest income	3	3

TOTAL OTHER INCOME	3	3

NET LOSS	$(53,178)	$(53,178)

The accompanying notes are an integral part of these financial statements

ORIGINOIL, INC.
(A Development Stage Company)
STATEMENT OF SHAREHOLDERS' DEFICIT

					Deficit
					Accumulated
			Additional	Common	during the
	Common stock		Paid-in	Stock	Development
	Shares	Amount	Capital	Payable	Stage	Total
Balance at June 1, 2007	-	$-	$-	$-	$-	$-

Shares to be issued	-	-	-	22,563	-	22,563

Net Loss for the period ended June 30, 2007					(53,178)	(53,178)

Balance at June 30, 2007	-	$-	$-	$22,563	$(53,178)	$(30,615)

The accompanying notes are an integral part of these financial statements

ORIGINOIL, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

		From Inception
		June 1, 2007
	Period Ended	through
	June 30, 2007	June 30, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(53,178)	$(53,178)
Adjustment to reconcile net loss to net cash
used in operating activities
(Increase) Decrease in:
Prepaid expenses	(15,000)	(15,000)
Deposits	(650)	(650)
Advances to Officers	(2,750)	(2,750)
Increase (Decrease) in:
Accounts payable	11,612	11,612
Credit card payable	278	278
Payroll taxes payable	13,489	13,489

NET CASH USED IN OPERATING ACTIVITIES	(46,199)	(46,199)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loan payable	75,000	75,000
Proceeds from investors to purchase common stock	22,563	22,563

NET CASH PROVIDED BY FINANCING ACTIVITIES	97,563	97,563

NET INCREASE IN CASH	51,364	51,364

CASH, BEGINNING OF PERIOD	-	-

CASH, END OF PERIOD	$51,364	$51,364

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$-	$-
Taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements

ORIGINOIL, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007

1. ORGANIZATION AND LINE OF BUSINESS

Organization

OriginOil, Inc. (the "Company") was incorporated in the state of Nevada on June 1, 2007. The Company, based in Los Angeles, California, began operations on June 1, 2007 to develop and market a renewable oil technology .

Line of Business

The Company is currently in the stage of developing a technology that will transform algae, the most promising source of renewable oil, into a competitor to petroleum.  Our technology will produce "new oil" from algae, through a cost-effective, high-speed manufacturing process. This supply of new oil can be used for many products such as diesel, gasoline, jet fuel, plastics and solvents without the global warming effects of petroleum.

Going Concern

The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company does not generate significant revenue, and has negative cash flows from operations, which raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusion. The Company has obtained funds from its shareholders since its’ inception through the period ended June 30, 2007. Management believes this funding will continue, and has also obtained funding from new investors in the amount of $25,313. Management believes the existing shareholders and the prospective new investors will provide the additional cash needed to meet the Company’s obligations as they become due, and will allow the development of its core of business.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of OriginOil, Inc. is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Development Stage Activities and Operations

The Company has been in its initial stages of formation and for the period ended June 30, 2007, had insignificant revenues. FASB #7 defines a development stage activity as one in which all efforts are devoted substantially to establishing a new business and even if planned principal operations have commenced, revenues are insignificant.

Revenue Recognition

The Company will recognize revenue when services are performed, and at the time of shipment of products, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured. To date, the Company has had no revenues and is in the development stage.

ORIGINOIL, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalent

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements. Significant estimates made in preparing these financial statements include the estimate of useful lives of property and equipment, the deferred tax valuation allowance, and the fair value of stock options. Actual results could differ from those estimates.

Property and Equipment

Property and equipment will be stated at cost, and will be depreciated using the modified accelerated cost recovery system (macrs) method over 3-10 years.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures About Fair Value of Financial Instruments”, requires disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value. As of June 30, 2007, the amounts reported for cash, accounts receivable, accounts payable, accrued interest and other expenses, and notes payable approximate the fair value because of their short maturities.

Loss per Share Calculations

The Company adopted Statement of Financial Standards (“SFAS”) No. 128 for the calculation of “Loss per Share”. SFAS No. 128 dictates the calculation of basic earnings per share and diluted earnings per share. Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company’s diluted loss per share is the same as the basic loss per share for the period ended June 30, 2007 as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss.

Income Taxes

The Company uses the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. The measurement of deferred tax assets and liabilities is based on provisions of applicable tax law. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance based on the amount of tax benefits that, based on available evidence, is not expected to be realized.

Advertising Costs

The Company expenses the cost of advertising and promotional materials when incurred. Total advertising costs were $5,100 for the period ended June 30, 2007.

Recently Issued Accounting Pronouncements

In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS 148, Accounting for Stock-Based Compensation - Transition and Disclosure. This Statement amends SFAS 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on the reported results.

ORIGINOIL, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements (continued)

In November 2004, the FASB issued SFAS No. 151 "Inventory Costs, an amendment of ARB No. 43, Chapter 4. The amendments made by Statement 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123R, Share-based Payment. SFAS 123R revises SFAS 123 and supersedes APB 25. SFAS 123R will be effective for the period ending December 31, 2006, and applies to transactions in which an entity exchanges its equity instruments for goods or services and also applies to liabilities an entity may incur for goods or services that are to follow a fair value of those equity instruments. Under SFAS 123R, we will be required to follow a fair value approach using an option-pricing model, such as the Black Scholes option valuation model, at the date of a stock option grant. The deferred compensation calculated under the fair value method would then be amortized over the respective vesting period of the stock option. The adoption of SFAS 123R is expected to have a material impact on our results of operations.

In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions."The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the Financial Accounting Standards Board issued two FASB Staff Positions - FSP FAS 109-1, Application of FASB Statement 109 "Accounting for Income Taxes" to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities.

ORIGINOIL, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007

Recently Issued Accounting Pronouncements (continued)

In March 2005, the SEC released Staff Accounting Bulletin No. 107, “Share-Based Payment” (“SAB 107”), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff’s views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005. Management is currently evaluating the impact SAB 107 will have on our condensed financial statements.

In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”). FIN 47 provides guidance relating to the identification of and financial reporting for legal obligations to perform an asset retirement activity. The Interpretation requires recognition of a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. FIN 47 also defines when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The provision is effective no later than the end of fiscal years ending after December 15, 2005. The Company will adopt FIN 47 beginning the first period ending June 30, 2007, and does not believe the adoption will have a material impact on its financial position or results of operations or cash flows.

In May 2005, the FASB issued FASB Statement No. 154, “Accounting Changes and Error Corrections.” This new standard replaces APB Opinion No. 20, “Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements,” and represents another step in the FASB’s goal to converge its standards with those issued by the IASB. Among other changes, Statement 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. Statement 154 also provides that (1) a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a “restatement.” The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005 . The Company has evaluated the impact of the adoption of Statement 154 and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In February of 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”, which is intended to simplify the accounting and improve the financial reporting of certain hybrid financial instruments (i.e., derivatives embedded in other financial instruments). The statement amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities—a replacement of FASB Statement No. 125.” SFAS No. 155 is effective for all financial instruments issued or acquired after the beginning of an entity's first fiscal year that begins after September 15, 2006.. The Company is currently evaluating the impact SFAS No. 155 will have on its financial statements, if any.

ORIGINOIL, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007

3.	CAPITAL STOCK

At June 30, 2007, the Company’s authorized stock consists of 500,000,000 shares of common stock, par value $0.001 per share. During the period ended June 30, 2007, the Company issued no shares; the Company received $22,563 for the purchase of 90,250,000 shares of common stock at a price of $0.0025 per share.

4.	RENTAL LEASE

The Company leased office space for a three month term expiring on September 30, 2007. The rent paid for the period ended June 30, 2007was $211.

5.	DEFERRED TAX BENEFIT

At June 30, 2007, the Company had net operating loss carry-forwards of approximately $59,139 that may be offset against future taxable income from the year 2007 through 2027. No tax benefit has been reported in the June 30,2007 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the period ended June 30, 2007 due to the following:

2007
Book Income	$(20,739)
Meals & Entertainment	15
Valuation Allowance	20,724

$-

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the difference between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax liabilities consist of the following components as of June 30, 2007:

2007
Deferred tax assets:
NOL Carryover	$20,724

Deferred tax liabilites:
Depreciation	-

Less Valuation Allowance	(20,724)

Net deferred tax asset	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry-forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

ORIGINOIL, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007

6.	RELATED PARTY

During the period ended June 30, 2007, an Investor loaned the Company $75,000 for operating expenses. The loan bears interest at the rate of 6% per annum. The balance at June 30, 2007 was $75,000. The principal and interest is due August 31, 2007

7.	SUBSEQUENT EVENTS

During July 2007, the Company repaid the investor loan in the amount of $75,000. The interest was forgiven by the related party.

During August 2007, the Company issued 101,000,000 shares of common stock for $0.00025 per share in the amount of $25,250, pursuant to a private placement made pursuant to Rule 506 of Regulation D promulgated under section 4(2) of the Securities Act of 1933, as amended.

During August 2007, the Company issued 28,000,000 shares of common stock for $0.015 per share in the amount of $420,000, pursuant to a private placement made pursuant to Rule 506 of Regulation D promulgated under section 4(2) of the Securities Act of 1933, as amended.

During August 2007, the Company placed an offering of 6,380,000 shares of common stock at a price of $0.10 per share through a private placement.

ORIGINOIL, INC.

32,001,455 Shares
Common Stock
$0.001 Par Value
By Selling Shareholders

PROSPECTUS

December 10, 2007

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation provide that no director or officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our bylaws provide that we shall indemnify any and all of our present or former directors and officers, or any person who may have served at our request as director or officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such officer or director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Item 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Commission Filing Fee	$98.24
Legal Fees and Expenses	40,000.00	*
Accounting Fees and Expenses	20,000.00	*
Blue Sky Fees and Expenses	10,000.00	*
Miscellaneous	5,000.00	*
TOTAL	$75,098.24	*

* Estimated

Item 26. RECENT SALES OF UNREGISTERED SECURITIES

In July 2007, the Company issued a total of 101,250,000 shares the Company’s common stock as founder's shares at a price per share of $0.00025 per share for an aggregate sum of $25,312.50.

In July 2007 the Company completed a private placement for up to 28,000,000 shares of common stock of the Company at a price of $0.015 per share for an aggregate sum of $420,000.00

On November 19, 2007 the Company completed a private placement for 14,180,050 shares of common stock of the Company at a price of $0.10 per share for an aggregate sum of $1,418,005.

All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of OriginOil or executive officers of OriginOil, and transfer was restricted by OriginOil in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings. Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

Item 27. EXHIBITS

The following exhibits are included in this registration statement:

SEC Ref. No.	Title of Document	Location
3.1	Articles of Incorporation	Attached

3.3	By-laws	Attached

5.1	Legal Opinion of Sichenzia Ross Friedman Ference LLP	Attached

10.1	Form of Subscription Agreement, dated July 11, 2007	Attached

10.2	Form of Subscription Agreement, dated August 2007	Attached

23.1	Consent of Sichenzia Ross Friedman Ference LLP (attached as part of Exhibit 5.1)

23.2	Consent of HJ Associates & Consultants, LLP	Attached

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

 In accordance with the requirements of the Securities Act of 1933, OriginOil, Inc. certifies that it has reasonable ground to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf, in the City of Los Angeles, State of California, on December 10, 2007.

ORIGINOIL, INC.

By:	/s/ T Riggs Eckelberry
T Riggs Eckelberry
Chief Executive Officer (Principal Executive Officer) and Acting Chief Financial Officer (Principal Accounting and Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed below by the following persons in the capacities and on the dates indicated.

Date: December 10, 2007	By:	/s/ T Riggs Eckelberry
T Riggs Eckelberry
Director

Date: December 10, 2007	By:	/s/ Nicholas Eckelberry
Nicholas Eckelberry
Director

Date: December 10, 2007	By:	/s/ Ivan Ivankovich
Ivan Ivankovich
Director